press release

FOR IMMEDIATE RELEASE: CONTACT:

VALHI, INC. Steven L. Watson

Three Lincoln Centre President

5430 LBJ Freeway, Suite 1700 (972) 233-1700

Dallas, Texas 75240-2697

VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . August 27, 1999 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on September 30, 1999 to stockholders of record at the close of business on September 10, 1999.

Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and locking systems), titanium metals products and waste management industries.

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